Exhibit 99.2

Comcast Corporation and Sky plc Unaudited Pro Forma Condensed Combined Financial Statements

On October 9, 2018, in connection with Comcast Corporation’s (“Comcast”, the “Company” or “we”) offer to acquire the share capital of Sky plc (“Sky”), we acquired a controlling interest in Sky through a series of purchases of Sky shares at our offer price of £17.28 per Sky share. In the fourth quarter of 2018, we acquired the remaining Sky shares and now own 100% of Sky’s equity interests (the “Acquisition”). Total cash consideration for the Acquisition was £30.2 billion (approximately $39.4 billion using the exchange rates on the purchase dates).

Sky is a leading media and entertainment company in Europe. It is a direct-to-consumer business, providing satellite and over the top video, internet, voice, and wireless phone services. Sky is also a content business, operating entertainment networks, the Sky News broadcast network and Sky Sports networks.

To finance the Acquisition, we:

•	issued $27.0 billion aggregate amount of senior unsecured fixed and floating rate notes that will mature between 2020 and 2058,

•	borrowed £6.6 billion ($8.7 billion using the exchange rates on the dates of borrowings) under a £7.0 billion unsecured sterling-denominated term loan credit agreement, and

•	borrowed $3.0 billion under a $3.0 billion unsecured dollar-denominated term loan credit agreement.

The remaining cash consideration was funded using cash on hand. As of October 9, 2018, Sky had outstanding indebtedness that will be consolidated in our financial statements with an aggregate fair value amount of approximately $11 billion using the exchange rate as of such date.

The unaudited pro forma condensed combined financial statements (“pro forma financial information”) have been prepared based on the historical financial statements of Comcast and Sky, and are intended to provide you with information about how the Acquisition and related financings might have affected our historical financial statements. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2018, and for the year ended December 31, 2017, combines the historical consolidated statement of income of Comcast for the corresponding periods, derived from the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on July 26, 2018, and Annual Report on Form 10-K filed with the SEC on January 31, 2018 (adjusted for the adoption of the new revenue recognition standard; see Note 1), with the respective historical consolidated income statement information of Sky as indicated below as if the Acquisition had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018, combines the historical unaudited condensed consolidated balance sheet of Comcast, derived from the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 26, 2018, and the historical audited consolidated balance sheet of Sky as of June 30, 2018, as filed in this Current Report on Form 8-K/A as if the Acquisition had occurred on June 30, 2018.

The historical financial information of Sky, as published on Sky’s website (www.sky.com/corporate), in the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2018, was derived by subtracting the historical unaudited income statement of Sky for the six months ended December 31, 2017, from the historical audited income statement of Sky for the year ended June 30, 2018. The historical financial information of Sky in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2017, was derived by adding the historical unaudited income statement of Sky for the six months ended December 31, 2017, and the historical income statement of Sky for the year ended June 30, 2017, and subtracting the historical unaudited income statement of Sky for the six months ended December 31, 2016.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma financial information and:

•	the historical unaudited financial statements of Comcast Corporation for the quarter ended June 30, 2018, included in Comcast’s Quarterly Report on Form 10-Q filed with the SEC on July 26, 2018;

•	the historical audited financial statements of Comcast Corporation for the year ended December 31, 2017, included in Comcast’s Annual Report on Form 10-K filed with the SEC on January 31, 2018; and

•	the historical audited financial statements of Sky for the year ended June 30, 2018, as filed in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements are presented using the acquisition method of accounting, with Comcast as the acquirer. The unaudited pro forma condensed combined financial statements will differ from our final acquisition accounting for a number of reasons, including that our estimates of fair values of assets acquired and liabilities assumed are preliminary and subject to change when our formal valuation is finalized. The Company did not have access to Sky financial information beyond what was publicly available until after the takeover offer for Sky was successful. As a result, the Company’s preliminary valuations were prepared in a limited timeframe. The differences that will occur between the preliminary estimates and the final acquisition accounting could be material.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. They have been prepared in accordance with Article 11 of Regulation S-X of the SEC and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the Acquisition as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that maybe achieved as a result of the Acquisition.

Comcast Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2018

in millions (USD) except per share data	Historical		IFRS to U.S. GAAP Adjustments (Note 3)		Financing Adjustments (Note 4)		Purchase Accounting Adjustments (Note 5)		Pro Forma Combined
	Comcast	Sky (Note 2)
Revenue	$44,526	$9,419	$593	3a, 3b	$—		$(123	)5k	$54,415
Costs and Expenses:
Programming and production	13,729	4,573	63	3b			(256	)5f, 5k	18,109
Other operating and administrative	12,879	2,738	682	3a, 3b			(77	)5e, 5k, 5l	16,222
Advertising, marketing and promotion	3,257	682	14	3b			(6	)5l	3,947
Depreciation	4,032	334						5b	4,366
Amortization	1,170	456	(44	)3b			213	5d	1,795
Other operating gains	(200)								(200)

Total costs and expenses	34,867	8,783	715		—		(126)		44,239

Operating income	9,659	636	(122)				3		10,176
Interest expense	(1,583)	(198)			(646	)4b	36	5h	(2,391)
Investment and other income (loss), net	203	87	(67	)3b					223

Income before income taxes	8,279	525	(189)		(646)		39		8,008
Income tax (expense) benefit	(1,895)	(19)	38	5g	136	4c	(8	) 5g	(1,748)

Net income	6,384	506	(151)		(510)		31		6,260
Less: Net income (loss) attributable to noncontrolling interest and redeemable subsidiary preferred stock	50	1							51

Net income attributable to Comcast Corporation	$6,334	$505	$(151)		$(510)		$31		$6,209

Basic earnings per common share attributable to Comcast Corporation shareholders	$1.37								$1.35	5j
Diluted earnings per common share attributable to Comcast Corporation shareholders	$1.36								$1.33	5j

Comcast Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

For the Twelve Months Ended December 31, 2017

in millions (USD) except per share data	Historical		IFRS to U.S. GAAP Adjustments (Note 3)		Financing Adjustments (Note 4)		Purchase Accounting Adjustments (Note 5)		Pro Forma Combined
	Comcast (Note 1)	Sky (Note 2)
Revenue	$85,029	$17,079	$1,154	3a, 3b	$—		$(291	)5k	$102,971
Costs and Expenses:
Programming and production	25,355	8,136	58	3b			(523	)5f, 5k	33,026
Other operating and administrative	25,456	4,742	1,312	3a, 3b			(131	)5e, 5k, 5l	31,379
Advertising, marketing and promotion	6,512	1,525	(94	)3b			(10	)5l	7,933
Depreciation	7,914	470						5b	8,384
Amortization	2,216	816	(73	)3b			427	5d	3,386
Other operating gains	(442)								(442)

Total costs and expenses	67,011	15,689	1,203		—		(237)		83,666

Operating income	18,018	1,390	(49)		—		(54)		19,305
Interest expense	(3,086)	(317)			(1,294	)4b	71	5h	(4,626)
Investment and other income (loss), net	421	101							522

Income before income taxes	15,353	1,174	(49)		(1,294)		17		15,201
Income tax (expense) benefit	7,569	(117)	10	5g	453	4c	(6	) 5g	7,909

Net income	22,922	1,057	(39)		(841)		11		23,110
Less: Net income (loss) attributable to noncontrolling interest and redeemable subsidiary preferred stock	187	(6)							181

Net income attributable to Comcast Corporation	$22,735	$1,063	$(39)		$(841)		$11		$22,929

Basic earnings per common share attributable to Comcast Corporation shareholders	$4.83								$4.87	5j
Diluted earnings per common share attributable to Comcast Corporation shareholders	$4.75								$4.78	5j

Comcast Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2018

in millions (USD)	Historical		IFRS to U.S. GAAP Adjustments (Note 3)		Financing Adjustments (Note 4)		Purchase Accounting Adjustments (Note 5)		Pro Forma Combined
	Comcast	Sky (Note 2)
Assets
Current Assets:
Cash and cash equivalents	$5,726	$2,142	$—		$38,806	4a	$(39,838	)5a	$6,836
Receivables, net	8,847	1,290					(70	)5l	10,067
Programming rights	1,219	2,546					(70	)5l	3,695
Other current assets	2,423	279					—		2,702

Total current assets	18,215	6,257	—		38,806		(39,978)		23,300
Film and television costs	7,411	144							7,555
Investments	7,438	210							7,648
Property and equipment, net of accumulated depreciation	39,355	3,365						5b	42,720
Franchise rights	59,365								59,365
Goodwill	36,872	6,567					25,270	5c	68,709
Other intangible assets, net of accumulated amortization	18,848	5,984	(38	)3b			14,553	5d	39,347
Other noncurrent assets, net	3,744	1,248	38	3b			21	5l	5,051

Total assets	$191,248	$23,775	$—		$38,806		$(134)		$253,695

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses related to trade creditors	$6,940	$2,780	$—		$—		$(70	)5l	$9,650
Accrued participations and residuals	1,731								1,731
Deferred revenue	1,746	700	53	3b					2,499
Accrued expenses and other current liabilities	5,956	2,958	(22	)3b			294	5e	9,186
Current portion of long-term debt	2,634	590							3,224

Total current liabilities	19,007	7,028	31		—		224		26,290
Long-term debt, less current portion	61,946	10,241			38,806	4a	452	5h	111,445
Deferred income taxes	25,140	339					2,665	5g	28,144
Other noncurrent liabilities	12,069	858					2,092	5f, 5l	15,019
Commitments and contingencies
Redeemable noncontrolling interests and redeemable subsidiary preferred stock	1,343								1,343
Total shareholders’ equity	70,694	5,304	(31	)3b			(5,567	)5e, 5i	70,400
Noncontrolling interests	1,049	5							1,054

Total equity	71,743	5,309	(31	)3b	—		(5,567)		71,454

Total liabilities and equity	$191,248	$23,775	$—		$38,806		$(134)		$253,695

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The accompanying pro forma financial information presents the unaudited pro forma condensed combined statements of income and balance sheet of Comcast based on the historical financial statements of Comcast and Sky after giving effect to the Acquisition, related financings and pro forma adjustments as described in these notes. Pro forma adjustments are included only to the extent they are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statement of income only, expected to have a continuing impact on the combined results. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Acquisition. The unaudited pro forma condensed combined statements of income do not reflect non-recurring expenses directly attributable to the Acquisition, including fees to attorneys, accountants and other professional advisors, and other transaction-related costs. However, the impact of such expenses incurred subsequent to the balance sheet date are reflected in the unaudited pro forma condensed combined balance sheet as accrued liabilities. This amount does not include estimates for fees that are not readily determinable or factually supportable. The unaudited pro forma condensed combined statements of income and the unaudited pro forma condensed combined balance sheet give effect to the Acquisition as if it had occurred on January 1, 2017, and June 30, 2018, respectively.

The historical consolidated financial statements of Comcast are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are shown in U.S. dollars. The historical consolidated financial statements of Sky are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and are translated into U.S. dollars, for purposes of the pro forma financial information. The revenue and expenses were translated using average exchange rates for the periods noted, and the assets and liabilities were translated using the exchange rate as of the balance sheet date.

The Acquisition will be accounted for using the acquisition method of accounting, which requires an allocation of the purchase price to the net assets acquired, based on their fair values as of the date of the Acquisition. Pro forma purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information. These amounts are preliminary and subject to revision based on final determination of fair value and the final allocation of the purchase price to the assets and liabilities of Sky, and the revisions could be material. The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed for purposes of the pro forma financial information as if the Acquisition closed on June 30, 2018 (using exchange rates as of that date, which will differ from those as of October 9, 2018):

(in millions)
Consideration transferred	$39,838

Preliminary purchase price allocation
Cash	$2,142
Accounts receivable and other current assets	1,569
Film and television costs	2,620
Property and equipment	3,365
Intangible assets	20,499
Accounts payable, accrued liabilities and other current liabilities	(6,467)
Long-term debt	(11,283)
Deferred tax assets (liabilities), net	(3,004)
Other noncurrent assets (liabilities), net	(1,440)

Fair value of identifiable net assets acquired	8,001
Goodwill	$31,837

Comcast Adoption of Revenue Recognition Standard

Effective January 1, 2018, Comcast adopted the new accounting standard related to revenue recognition using the full retrospective method. Upon adoption, Comcast also implemented changes in the presentation of certain revenues and expenses, primarily in Comcast’s Cable Communications segment. The adoption of the new standard did not have a material impact on our consolidated results of operations or financial position. However, Comcast historical information included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2017, has been adjusted to reflect the adoption of the new standard to be presented on a comparable basis to the six months ended June 30, 2018.

The tables below present the effects on the Comcast historical consolidated statement of income for the year ended December 31, 2017.

	Year Ended December 31, 2017
(in millions)	Previously Reported	Effects of Adoption	As Adjusted
Revenue	$84,526	$503	$85,029
Total costs and expenses	$66,539	$472	$67,011
Operating income	$17,987	$31	$18,018
Net income attributable to Comcast Corporation	$22,714	$21	$22,735

2. Sky Historical Financial Statements

Sky historical balances were derived from Sky’s historical financial statements described in the introduction and are presented under IFRS and converted from British pounds to U.S. dollars based on historical exchange rates. The historical audited consolidated income statements of Sky were translated using the average exchange rate for the six months ended June 30, 2018 (1.38 $/£) and the average exchange rate for the year ended December 31, 2017 (1.29 $/£). The historical audited consolidated balance sheet of Sky as of June 30, 2018, was translated using the spot rate on June 30, 2018 (1.32 $/£).

The historical balances reflect certain reclassifications of Sky’s income statement and balance sheet categories to conform to Comcast’s presentation and are summarized below:

Sky Financial Statement Line	Sky Historical Amount	Comcast Financial Statement Line
(in millions)
Income Statement for the six months ended June 30, 2018
Operating expense	$4,573	Programming and production
Operating expense	$2,738	Other operating and administrative
Operating expense	$682	Advertising, marketing and promotion
Operating expense	$334	Depreciation
Operating expense	$456	Amortization

Income Statement for the year ended December 31, 2017
Operating expense	$8,136	Programming and production
Operating expense	$4,742	Other operating and administrative
Operating expense	$1,525	Advertising, marketing and promotion
Operating expense	$470	Depreciation
Operating expense	$816	Amortization

Sky Financial Statement Line	Sky Historical Amount	Comcast Financial Statement Line
(in millions)

Balance Sheet as of June 30, 2018
Assets
Trade and other receivables, current	$895
Inventory	$1,651

	$2,546	Programming rights

Trade and other receivables, current	$97
Inventory	$73
Current tax assets	$3
Derivative financial assets	$106

	$279	Other current assets

Investment in joint ventures and associates	$55
Available-for-sale investments	$155

	$210	Investments

Deferred tax assets	$561
Derivative financial assets	$628
Trade and other receivables, noncurrent	$59

	$1,248	Other noncurrent assets, net

Liabilities
Trade and other payables, current	$700	Deferred revenue

Trade and other payables, current	$2,577
Current tax liabilities	$184
Derivative financial liabilities, current	$29
Provisions, current	$168

	$2,958	Accrued expenses and other current liabilities

Derivative financial liabilities, noncurrent	$565
Trade and other payables, noncurrent	$186
Provisions, noncurrent	$107

	$858	Other noncurrent liabilities

Further review may identify additional reclassifications that could have a material impact on the unaudited pro forma financial information of the combined company. At this time, Comcast is not aware of any reclassifications that would have a material impact on the unaudited pro forma financial information that are not reflected in the pro forma adjustments.

Following the Acquisition, Sky will be presented as a separate reportable segment in Comcast’s consolidated financial statements. Comparability of Sky’s results for the six months ended June 30, 2018 was affected by contract termination costs and costs related to a settlement totaling $95 million. These costs have not been adjusted in the unaudited pro forma information, as they are not directly attributable to the Acquisition.

3. IFRS to U.S. GAAP Adjustments

IFRS differs in certain respects from U.S. GAAP. The following adjustments have been made to align Sky’s historical accounting policies under IFRS to Comcast’s accounting policies under U.S. GAAP for purposes of this pro forma presentation.

a)	Advertising

When recognizing revenue from the sale of advertising units, where Sky sells advertising on television channels owned by third parties, revenue will now be recognized on a gross basis. Previously, Sky recognized this advertising revenue on a net basis. This results in increases to revenue and to other operating and administrative expense of $634 million and $1.2 billion for the six months ended June 30, 2018 and for the year ended December 31, 2017, respectively.

b)	Amounts consist of other immaterial conforming adjustments.

Further review may identify additional accounting policy differences that, when conformed, could have a material impact on the pro forma financial information of the combined company. At this time, Comcast is not aware of any accounting policy differences that would have a material impact on the pro forma financial information that are not reflected in the pro forma adjustments.

4. Financing Adjustments

To finance the Acquisition, Comcast borrowed approximately $38.8 billion, with the remaining amount of consideration funded using cash on hand for total cash consideration of approximately $39.8 billion using the exchange rate on June 30, 2018 (1.32 $/£).

a)

Represents an increase in cash and cash equivalents and long-term debt, less current portion, for issuance of senior notes and term loan borrowings, net of the deferred financing costs, as described in the introduction above.

b)

Represents an increase in interest expense of $646 million and $1.3 billion related to the incremental borrowings for the six months ended June 30, 2018, and the year ended December 31, 2017, respectively. In determining pro forma interest expense, Comcast used the weighted average interest rate of 3.48% for borrowings used to fund the Acquisition. A hypothetical 1/8 percentage point increase/decrease in the weighted average interest rate used would result in an increase/decrease of approximately $19 million in annual pro forma interest expense.

c)

Income tax effects on the financing adjustments were calculated based on the U.S. federal statutory rate of 21% and 35% for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

5. Purchase Accounting Adjustments

The unaudited pro forma financial information reflects certain Acquisition related adjustments and are as follows:

a)	Cash and cash equivalents

Represents a net decrease in cash and cash equivalents of $39.8 billion consisting of purchases of Sky shares at £17.28 per Sky share using the exchange rate as of June 30, 2018.

b)	Property and equipment

For purposes of this unaudited pro forma financial information, Comcast used the assumption that the carrying values of Sky property and equipment approximates its fair value. As a result, no adjustment has been made to property and equipment depreciation expense. This is a preliminary assumption based on information currently available and is subject to revision based on the final determination of fair value. The amount of incremental depreciation will fluctuate based on the final valuation of property and equipment. A hypothetical 10% increase/decrease in the valuation of property and equipment would result in an increase/decrease of approximately $55 million of depreciation expense on an annual basis.

c)	Goodwill

Represents a net adjustment to pro forma goodwill resulting from the preliminary application of acquisition accounting to the assets and liabilities of Sky.

d)	Intangible assets

The $14.6 billion increase in other intangible assets, net of accumulated amortization, reflects the preliminary valuation of intangible assets as follows:

(in millions)	Preliminary Fair Value	Adjustment	Useful Life (in years)	Six months ended June 30, 2018	Year ended December 31, 2017
Intangible Asset				Incremental Amortization
Customer relationships	$11,913	$8,655	12 to 20	$213	$427
Tradenames	$6,656	$5,898	Indefinite	N/A	N/A
Developed technology	$1,930	$—	5	N/A	N/A

Total	$20,499	$14,553		$213	$427

Customer relationships consist of direct to consumer, distributor and advertiser relationships. The amortization of customer relationships is based on the preliminary valuation and the estimated lives of customers following the Acquisition date. The estimated customer lives are assumed to range from 12 to 20 years based on expected customer attrition using the historical churn for Sky. For purposes of this pro forma financial information, a straight-line method has been applied. The amount of amortization will change based on the final valuation and the final determination of customer lives, and may change if it is determined that an accelerated method of amortization is more appropriate. Such a change could be material. A hypothetical 10% increase/decrease in the valuation of customer relationships would result in an increase/decrease of approximately $123 million of annual amortization expense on a straight-line basis.

e)	Accrued expenses and other current liabilities

The $294 million increase in accrued expenses and other current liabilities and the corresponding offset to retained earnings reflects expenses incurred for transaction-related costs associated with the Acquisition, including the U.K. share acquisition tax and success based investment banker fees. This amount does not include estimates for fees that are not readily determinable or factually supportable. These costs are excluded from the unaudited pro forma condensed combined statements of income as they are non-recurring charges directly attributable to the Acquisition. The decrease in other operating and administrative expenses reflects the elimination of other non-recurring transaction-related costs recorded in the historical financial statements of Comcast and Sky of $44 million and $68 million for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

f)	Contractual obligations

The approximately $2.0 billion increase to other noncurrent liabilities reflects preliminary valuation adjustments related to Sky’s contractual obligations. The resulting decreases in programming and production expense were $154 million and $273 million for the six months ended June 30, 2018, and the year ended December 31, 2017, respectively.

g)	Income taxes

The $2.7 billion increase in deferred tax liabilities reflects the preliminary estimate of deferred tax liabilities recognized on new book to tax differences in acquired intangible assets. This amount and the income tax expense impact of Sky pro forma adjustments were calculated using an estimated blended statutory tax rate of 20% for all periods.

h)	Debt

The increase in long-term debt, less current portion, reflects the adjustment to record Sky’s debt at fair value as the historical Sky debt is recorded at book value. As a result of the increase in fair value of debt, interest expense decreased $36 million and $71 million for the six months ended June 30, 2018 and year ended December 31, 2017, respectively.

i)	Sky shareholders’ equity

The $5.6 billion decrease reflects the elimination of the historical share capital and retained earnings of Sky.

j)	Earnings per share

The pro forma combined diluted earnings per share presented below for the six months ended June 30, 2018 and the year ended December 31, 2017, reflect the dilutive effect of Comcast issued replacement share-based compensation awards for unvested awards based in Sky shares that were held by Sky employees at the time of the Acquisition:

(in millions, except per share data)	Six Months Ended June 30, 2018	Year Ended December 31, 2017
Pro forma net income	$6,209	$22,929
Basic weighted average Comcast shares outstanding	4,616	4,708
Pro forma basic earnings per share	$1.35	$4.87
Diluted weighted average Comcast shares outstanding	4,674	4,786
Comcast replacement awards	9	9

Pro forma diluted weighted average Comcast shares outstanding	4,683	4,795
Pro forma diluted earnings per share	$1.33	$4.78

k)	Intercompany transactions

These adjustments reflect the elimination of intercompany revenue and expenses related to transactions between Comcast, primarily with its wholly-owned subsidiary NBCUniversal Media, LLC, and Sky. The intercompany eliminations on the balance sheet were not material.

(in millions)	Six Months Ended June 30, 2018	Year Ended December 31, 2017
Revenue	($123)	($291)
Programming and production	($102)	($250)
Other operating and administrative	($21)	($41)

l)	Amounts consist of other immaterial purchase price allocation adjustments

Further review may identify additional Acquisition related adjustments that could have a material impact on the unaudited pro forma financial information of the combined company. At this time, Comcast is not aware of any additional Acquisition related adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected or disclosed in the pro forma adjustments.